SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 8, 2006

                              WINTHROP REALTY TRUST
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

       001-06249                                         34-6513657
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(Commission File Number)                    (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4614
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

      On March 8, 2006, the Board of Trustees of Winthrop Realty Trust (the "Trust") unanimously adopted an amendment to its Bylaws providing that the Board of Trustees could grant waivers to the Trust's 9.8% ownership limitation contained in the Trust's By-laws. Prior to the adoption of such amendment, any such waivers could only be granted through a Bylaw amendment adopted by the Board of Trustees.

ITEM 7.01 Regulation FD Disclosure

      On March 9, 2006, the Trust announced the record date and exercise price for its anticipated rights offering to be made to holders of the Trust's common shares of beneficial interest and Series B-1 preferred shares of beneficial interest. A copy of the press release is attached hereto as exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

         (c)      Exhibits

         3.1      Amendment to Bylaws adopted March 8, 2006.

         99.1     Press Release dated March 9, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of March, 2006.

                                                     WINTHROP REALTY TRUST


                                                     By: /s/ Peter Braverman
                                                         -----------------------
                                                         Peter Braverman
                                                         President

Amendment to Article VI, Section 6 of the Bylaws

(k) Exceptions.

      (1) The Board, in its sole discretion, may exempt a Person from the Limit and may establish or increase a separate ownership Limit (an "Excepted Holder Limit") for such Person if:

            (A) the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Ownership of Shares will violate Section 6(a);

            (B) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Trust's ability to qualify as a REIT, shall not be treated as a tenant of the Trust); and

            (C) such Person agrees that any violation or attempted violation of any such representation or undertaking will result in such Shares being automatically transferred to a trust in accordance with Section 6(b).

      (2) Prior to granting any exception pursuant to Section this Section 6(k), the Board o may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

      (3) The provisions of Section 6(a) and (b) shall not be applicable to an underwriter which participates in a public offering or a private placement of Shares only to the extent necessary to facilitate such public offering or private placement.